UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2008

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item        7.01          Regulation FD Disclosure

On January 22, 2008, Prudential Bancorp, Inc. of Pennsylvania (the "Company") issued a press release announcing the approval of its sixth stock repurchase program which will commence upon completion of its fifth stock repurchase program (the adoption of which was announced in August 2007).  The sixth repurchase program will cover 220,000 shares or approximately 5% of the Company's outstanding common stock held by other than Prudential Mutual Holding Company (the "MHC").  Concurrently with the Company's announcement, the MHC announced the approval of a plan to purchase 220,000 shares of the Company's common stock held by other than the MHC.  For additional information, reference is made to the Company’s press release, dated January 22, 2008, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item        9.01         Financial Statements and Exhibits

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Press release dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/ Joseph R. Corrato
		Name:	Joseph R. Corrato
		Title:	Executive Vice President and Chief Financial Officer

Date: January 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 22, 2008